VOYAGEUR MUTUAL FUNDS

Registration No. 811-07742
FORM N-SAR
Annual Period Ended August 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 877118: v1

WS: MFG_Philadelphia: 865306: v1